Exhibit 10.2

PROMISSORY NOTE

$1,350,000.00	August 18, 2004
Dallas, Texas

     FOR VALUE RECEIVED, CAPITAL SENIOR MANAGEMENT 1, INC., a Texas corporation (collectively with its successors and assigns, “Maker”), hereby promises to pay to the order of COVENANT GROUP OF TEXAS, INC., a Delaware corporation (“Payee”), at 5601 Bridge Street, Suite 504, Fort Worth, Texas 76112 or such other place designated by Payee by notice to Maker in lawful money of the United States of America, the principal sum of One Million Three Hundred Fifty Thousand and No/100 Dollars ($1,350,000.00), or so much thereof as from time to time may be owed and remain unpaid and outstanding pursuant to that certain Stock Purchase Agreement by and between Maker and Payee dated as of July 30, 2004, as amended (the “Purchase Agreement”). This Note shall bear no interest prior to the Maturity Date. All past due principal of this Note shall bear interest at the lesser of ten percent (10%) per annum or the maximum non-usurious rate of interest from time to time allowed by applicable federal or state law, whichever shall permit the higher lawful rate.

     Maker shall, subject to the limitations and reductions provided in the Purchase Agreement, pay to the holder hereof three (3) installments of principal, as follows: (i) Three Hundred Thousand Dollars ($300,000.00) due and payable on the first anniversary of the date hereof, (ii) Four Hundred Thousand Dollars ($400,000.00) due and payable on the third anniversary of the date hereof, and (iii) Six Hundred Fifty Thousand Dollars ($650,000.00) due and payable on the fifth anniversary of the date hereof (the “Maturity Date”), at which time this Note shall mature and all unpaid principal hereunder shall be due and payable in full.

     At such time as the unpaid principal of this Note is reduced to zero by payment or reduction pursuant to the Purchase Agreement, this Note shall be deemed paid in full and be of no further force or effect. Maker shall be entitled to prepay this Note in whole or in part from time to time, without penalty.

     If default is made in the payment of this Note and the same is placed in the hands of an attorney for collection, or suit is filed hereon, or proceeds are held in bankruptcy, probate, receivership, reorganization, arrangement or other judicial proceeding for the establishment or collection of an amount called for hereunder, or if any amount payable or to be payable hereunder is collected through any such proceeding, Maker agrees to pay to the owner or holder of this Note all costs of collection, including, but not limited to, court costs and reasonable attorneys’ fees.

     No failure to exercise and no delay on the part of the Payee or other holder hereof in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or power under this Note preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Note shall be effective unless the same shall be in writing and signed by the

PROMISSORY NOTE (Capital Senior Management 1, Inc., Maker) — Page 1

Payee and Maker, and then such waiver or consent shall be effective only in the specific instance to which it relates and for the purpose for which it is given. The rights and remedies provided for in this Note are cumulative and not intended to be exclusive of any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     Maker and each co-maker, surety, endorser, guarantor and other party ever liable for payment for any sums of money payable on this Note, jointly and severally, waive presentment and demand for payment, protest, notice of protest and nonpayment, notice of dishonor, notice of acceleration or notice of intention to accelerate, bringing of suit and diligence in taking any action to collect any amount called for hereunder, and agree that the liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, and hereby consent to any and all renewals, extensions or indulgences, regardless of the number of such renewals, extensions or indulgences.

     Maker and Payee intend to conform strictly to applicable usury laws. Therefore, the total amount of interest (as defined under applicable law) contracted for, charged, or collected under this Note shall never exceed the highest lawful rate. If Payee contracts for, charges, or receives any excess interest,(i) it shall be deemed a mistake, (ii) the contract or charge shall, without the necessity of any further action, be automatically and irrevocably deemed reformed to conform to applicable law, and (iii) if excess interest has been received, Payee shall either refund the excess to Maker or credit the excess on the unpaid principal amount of this Note. All amounts constituting interest shall be spread throughout the full term of this Note in determining whether interest exceeds lawful amounts.

     THIS NOTE SHALL BE DEEMED TO HAVE BEEN ENTERED INTO AND IS PERFORMABLE IN DALLAS, DALLAS COUNTY, TEXAS AND SHALL BE GOVERNED AND INTERPRETED UNDER THE LAWS OF THE STATE OF TEXAS. MAKER AGREES THAT EXCLUSIVE VENUE AND PERSONAL AND SUBJECT MATTER JURISDICTION OF ANY SUIT ARISING HEREUNDER SHALL LIE WITHIN THE COURTS OF THE STATE OF TEXAS LOCATED IN THE COUNTY OF DALLAS OR WITHIN THE COURTS OF THE UNITED STATES OF AMERICA LOCATED WITHIN THE NORTHERN DISTRICT OF TEXAS.

     NO COURSE OF DEALING BETWEEN MAKER AND PAYEE, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EXTRINSIC EVIDENCE OF ANY NATURE MAY BE USED TO CONTRADICT OR MODIFY ANY TERM OF THIS NOTE,. THE PURCHASE AGREEMENT, OR THE SECURITY AGREEMENT (COLLECTIVELY, THE “LOAN DOCUMENTS”). THIS NOTE AND THE OTHER LOAN DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY ANY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THEM. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

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MAKER: CAPITAL SENIOR MANAGEMENT 1, INC., a Texas corporation
By:	/s/ David R. Brickman
David R. Brickman, Vice President

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